Exhibit 10.6

EXECUTION

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of March 26, 2009, by and among Safeguard Delaware, Inc., a Delaware corporation, Safeguard Scientifics, Inc., a Pennsylvania corporation, Safeguard Scientifics (Delaware), Inc., a Delaware corporation (collectively, the “Safeguard Entities”), and Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership (“Oak”).  Each of the Safeguard Entities and Oak are referred to as “Stockholders” herein.

WHEREAS, the Safeguard Entities are, as of the date hereof, collectively the record and beneficial owners of (i) 46,483,821 shares of the Common Stock, par value $0.01 (“Common Stock”), of Clarient, Inc., a Delaware corporation (the “Company”), and (ii) warrants to purchase 2,829,473 shares of Common Stock (“Warrants”);

WHEREAS, the Company and Oak concurrently herewith are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”), which provides, among other things, for the purchase by Oak of an aggregate of 5,263,158 shares the Company’s Series A Convertible Preferred Stock, par value $0.01 (“Series A Preferred Stock”) at two closings and up to an additional 1,315,790 shares of the Series A Preferred Stock in one or more subsequent closings;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement;

WHEREAS, as a condition precedent to the Initial Closing of the Stock Purchase Agreement, and in order to induce Oak to enter into the Stock Purchase Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1.   Representations and Warranties of the Stockholders.  Each Stockholder hereby severally, and not jointly, represents and warrants, as of the date hereof and as of each Closing Date, as follows:

(a)           Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate, limited liability company or partnership power and authority, as the case may be, to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate, limited liability company or partnership action, as the case may be, on the part of such Stockholder.

(b)           This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which it is bound or to which any Securities held or controlled by such Stockholder are subject.  Except for any necessary filings under the Securities Act and the Exchange Act or otherwise disclosed in the Stock Purchase Agreement, consummation by such Stockholder of the transactions contemplated hereby will not violate, or require Approval under any Applicable Law applicable to such Stockholder or such Securities.

(d)           Such Securities and the certificates representing such Securities (if any) will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens (other than Permitted Liens, and lender liens), proxies, voting trusts or agreements, understandings or other similar arrangements other than pursuant to this Agreement and any transfer restrictions set forth in any registration rights agreements and stock purchase agreements.

SECTION 2.   Waiver of Anti-dilution Protection and Preemptive Rights.  The Safeguard Entities hereby waive all rights to anti-dilution protection and preemptive rights (or similar rights) in connection with the issuance of the Series A Preferred Stock to Oak and the issuance of Common Stock upon the conversion of such Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement and/or the Certificate of Designations, as applicable.  This is a limited waiver and shall not be deemed to constitute a waiver of any other rights or protections or be applicable to any other issuance of securities by the Company.

SECTION 3.   Right of First Offer.

(a)           Subject to the terms and conditions specified in this Section 3, the Safeguard Entities hereby grant to Oak a limited right of first offer with respect to any Block Transfer proposed to be effected by the Safeguard Entities.  “Block Transfer” means a privately negotiated Transfer of Common Stock and/or Warrants owned by the Safeguard Entities or group of related Transfers that are intended for the same Person, which represents more than five percent (5%) or more of the issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock).  For the avoidance of doubt, a bona fide public sale (i.e., a registered public offering, a sale effected in accordance with Rule 144 under the Securities Act or otherwise where purchaser and seller do not know each other and have no privity of contract, including through any broker, dealer or underwriter acting in a capacity as such, that purchase Securities for distribution) shall not be considered a “Block Transfer.”

(b)           Each time the Safeguard Entities propose to effect a Block Transfer, the Safeguard Entities shall first make an offering of such Securities to Oak in accordance with the following provisions:

(i)            The Safeguard Entities shall deliver a written notice (the “Block Transfer Notice”) to Oak stating the Safeguard Entities are contemplating initiating discussions regarding the private sale of some or all of their Common Stock and/or Warrants.  Such Block Transfer Notice shall state the portion of such securities which the Safeguard Entities are considering selling;

(ii)           By written notification received by the Safeguard Entities within fifteen (15) days after giving of the Block Transfer Notice, Oak may make an offer to purchase the securities proposed to be Transferred by identifying the definitive price and other material terms on which it would propose to acquire such securities;

(iii)          The Safeguard Entities will, within fifteen (15) days of the receipt of any such Oak proposal, accept or reject such proposal.  If the Safeguard Entities reject the proposal, they then may proceed to initiate third party negotiations concerning the identified securities and to consummate any Transfer which may be thereafter agreed to.

(iv)          Notwithstanding anything to the contrary contained herein, if the Safeguard Entities or any of them is approached by a third party wishing to acquire some or all of the Common Stock and/or Warrants held by the Safeguard Entities and such approach is not the direct result of negotiations with, or solicitations of, such third party initiated by one or more of the Safeguard Entities, the Safeguard Entities shall have no obligation to offer such securities to Oak or to notify Oak of such offer or any matter related thereto.

(v)           In the event that the Safeguard Entities propose to effect a public sale of Common Stock that would otherwise be a Block Transfer if it were not a public sale but instead a privately negotiated sale, the Safeguard Entities shall use their good faith efforts to provide Oak with at least one (1) days’ notice prior to such Transfer so that Oak can have an opportunity to purchase such shares of Common Stock in a negotiated private sale.  If the Safeguard Entities believe that market conditions or other conditions do not allow such an opportunity to provide Oak with such notice, then such a determination shall be deemed to satisfy the good faith efforts of the Safeguard Entities pursuant to this clause (v).

(vi)          A Permitted Transferee Sale shall be exempt from the foregoing provisions.

SECTION 4.   Voting of Securities.

(a)           The Safeguard Entities shall vote the Securities they own of record, or beneficially own, in favor of the NASDAQ Stockholder Approval (which affirmative vote may be in the form of a written consent, as may be requested by the Company).

(b)           Unless (i) mutually agreed to by Oak and the Safeguard Entities, (ii) the net proceeds (to the extent consisting of cash or securities listed on a national securities exchange) per share of Common Stock of the Company received at the closing of any transaction described in this Section 4(b) will be equal to or greater than $3.80 (as adjusted for any stock split, consolidation, reorganization, merger, dissolution and the like with respect to such shares), or (iii) the transaction is approved by at least two-thirds (2/3) of the members of the Board of Directors of the Company (each, an “Approved Change in Control”), neither Oak nor any of the Safeguard Entities shall vote any Securities it owns of record, or beneficially owns, in favor of a sale of all of substantially all of the consolidated assets of the Company or any merger, consolidation or similar transaction requiring a vote of the stockholders of the Company where the holders of capital stock of the Company immediately prior to such transaction will hold 50% or less of the voting power of the Company surviving such transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Company is converted or exchanged in such transaction). Notwithstanding anything to the contrary contained herein, this provision shall be of no further force or effect beyond December 31, 2010.

(c)           Neither Oak nor any Safeguard Entity will: (i) grant any proxy, power of attorney or other authorization or consent in or with respect to Securities; (ii) deposit Securities into a voting trust or enter into a voting agreement or arrangement with respect to Securities; or (iii) take any other action with respect to Securities that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

SECTION 5.   Further Assurances.  Each party will, upon request of the other, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the other party to be necessary or desirable to carry out the provisions hereof.

SECTION 6.   Termination.  This Agreement, and all rights and obligations of the parties hereunder, will terminate immediately upon the earliest to occur of the following: (i) mutual written consent of Oak and the holders of a majority of the issued and outstanding shares of Common Stock held by the Safeguard Entities; (ii) consummation of an Approved Change in Control; (iii) the Company no longer being subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act; (iv) either Oak or the Safeguard Entities beneficially owning less than ten percent (10%) of the outstanding Common Stock (including, in the case of Oak, Common Stock issuable upon conversion of the Series A Preferred Stock); or (v) the fourth (4th) anniversary of the date hereof.

SECTION 7.   Definitions.  For purposes of this Agreement, the following terms have the following meanings:

(a)           An “Affiliate” of any Person means any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person within the meaning of the Exchange Act, including, any venture capital, private equity or similar fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)           “Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state, provincial or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity applicable to such Person or any of their respective properties or assets.

(c)           “Approval” means any approval, authorization, consent, qualification, order, registration, or any waiver of any of the foregoing, required by Applicable Law or by assertion of any Governmental Entity to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity.

(d)           “NASDAQ” means the NASDAQ Capital Market.

(e)           “NASDAQ Stockholder Approval” means stockholder approval required by NASDAQ in connection with the transactions contemplated by the Stock Purchase Agreement and the Certificate of Designation (as defined in the Stock Purchase Agreement) (including, without limitation, the issuance or potential issuance of a number of shares of Common Stock which is greater than or equal to twenty percent (20%) of the number of shares outstanding on the date of the Stock Purchase Agreement and/or any potential change of control (as currently defined or as proposed to be defined under the rules and regulations of NASDAQ)).

(f)            “Permitted Transferee Sale” means a Transfer to an Affiliate provided that such Affiliate executes a customary joinder agreement whereby such Affiliate agrees to be bound under this Agreement to the same extent as the transferor.

(g)           “Person” means any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

(h)           “Principal Market” means the principal securities exchange on which the Common Stock may at the time be listed, or if at such time the Common Stock is not so listed, the NASDAQ, or if the Common Stock is not traded on the NASDAQ, then the principal securities exchange or trading market for the Common Stock.

(i)            “Securities” means, collectively, the Series A Preferred Stock, the Common Stock (including share of Common Stock issued upon conversion of the Series A Preferred Stock), the Warrants and any other equity securities of the Company now or subsequently owned of record or beneficially by the parties hereto.

(j)            “Transfer” means transfer, sell, assign or otherwise dispose of.

SECTION 8.   Expenses.  All fees and expenses incurred by any one party hereto will be borne by the party incurring such fees and expenses.

SECTION 9.   Public Disclosure.  Oak and the Safeguard Entities will consult with each other before issuing any press release or otherwise making any public statement with respect to the this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law (including under the Exchange Act) or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

SECTION 10.   Miscellaneous.

(a)           All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(i)            if to any Safeguard Entity, to:

Safeguard Scientifics, Inc.
435 Devon Park Drive
Building 800
Wayne, Pennsylvania 19087
Attention:  General Counsel
Facsimile:  (610) 293-0601

(ii)           if to Oak, to:

Oak Investment Partners XII, Limited Partnership
One Gorham Island
Westport, Connecticut 06880
Attention:  Ann H. Lamont
Facsimile: (203) 227-0327

with a copy to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Attention:  Michael J. Herling, Esq.
Facsimile:  (203) 325-5001

(b)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(c)           This Agreement (and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein), constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder.

(d)           In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e)           Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(f)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)           No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h)           This Agreement may be amended, waived, terminated or otherwise modified only with the prior written consent of Oak and the holders of a majority of the issued and outstanding shares of Common Stock held by the Safeguard Entities.

(i)            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            terms include the plural as well as the singular;

(ii)           all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

(iii)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(iv)          “or” is not exclusive; and

(v)           “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively.

(j)            The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)           Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(l)            The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m)          The obligations and representations and warranties of the Stockholders under this Agreement are several and not joint, and are in their capacities as such.

(n)           Each Stockholder agrees that such Stockholder is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

(o)           Solely for purposes of Section 2 hereof, the Company is an intended third party beneficiary of this Agreement

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IN WITNESS WHEREOF, the undersigned have executed and delivered or caused this Agreement to be duly executed and delivered as of the date first written above.

STOCKHOLDERS:	OAK INVESTMENT PARTNERS XII,
LIMITED PARTNERSHIP

	By:	Oak Associates XII, LLC
its General Partner

	By:	/s/ Ann H. Lamont
		Name:	Ann H. Lamont
		Title:	Managing Member

SAFEGUARD DELAWARE, INC.

	By:	/s/ Peter J. Boni
		Name:	Peter J. Boni
		Title:	President

SAFEGUARD SCIENTIFICS, INC.

	By:	/s/ Peter J. Boni
		Name:	Peter J. Boni
		Title:	President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

	By:	/s/ Peter J. Boni
		Name:	Peter J. Boni
		Title:	President